EXHIBIT 21. SUBSIDIARIES OF THE COMPANY


           HGG LASER FARE, INC.
           One Industrial Drive South
           Smithfield, RI  02917

           SPECTRA SCIENCE CORP.
           155 South Main Street
           Providence, RI 02903